U.S. SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

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                           FORM 8-K/A
                        Amendment No. 1

                         CURRENT REPORT


PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

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Date of Report (Date of earliest event reported): September 11, 1996


                     Saf T Lok Incorporated
     (Exact name of registrant as specified in its charter)


   Florida               1-11968             65-0142837
  (State of            (Commission         (IRS Employer
Incorporation)         File Number)     Identification Number)




      18245 S.E. Federal Highway, Tequesta, Florida 33469
            (Address of principal executive offices)


Registrant's telephone number, including area code: 561-743-5625

                   RGB Computer & Video, Inc.
          (Former name, if changed since last report)



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                       S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: October 2, 1996


                    By:    //Robert L. Gilbert III.
                           ________________________________
                           Robert L. Gilbert III, President

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                   E X H I B I T    I N D E X

Exhibit                  Description                   Page in
                                                  Sequentially
                                                  Numbered Copy


   A                Financial Statements                   4



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EXHIBIT A.



Independent Auditor's Report
-----------------------------


To the Board of Directors
  and Shareholders
RGB Computer & Video, Inc. And Subsidiaries
Tequesta, FL 33469


We have audited the financial statements of RGB Computer & Video, Inc. and Subsidiary, as of December 31, 1995 and 1994, and the related consolidated statements of operations, changes in shareholders' equity and cash flows for the years then ended, and we have expressed our opinion thereon dated March 20, 1996. On February 13, 1996, as explained in the footnotes to the aforementioned financial statements, a newly formed wholly owned subsidiary of the Company was merged with Saf T Lok Corporation with the subsidiary continuing under the name of Saf T Lok Corporation. We have not audited the pro forma adjustments reflecting the transaction described in Note 18 to the audited financial statements dated December 31, 1995. The historical unaudited pro forma condensed combined financial statements giving effect to the merger described above are derived from the unaudited historical financial statements of Saf T Lok Corporation. Such pro forma adjustments are based on management's assumptions.

The objective of this pro forma financial information is to show what the significant effects on the historical information might have been had the merger occurred at an earlier date. However, the pro forma condensed financial statements are not necessarily indicative of the results of operations or related effects on financial position that would have been attained had the above-mentioned event actually occurred earlier.

We have not audited or reviewed the accompanying pro forma financial statements at December 31, 1994 and 1995, and for the years then ended, and, accordingly, do not express an opinion or any other form of assurance on them.


June 28, 1996

                          // Michaelson & Co, P.A. \\
                         -----------------------------
                                  signature




                   RGB COMPUTER & VIDEO, INC. AND SUBSIDIARIES
           UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The Company's 1995 unaudited pro forma combined financial statements give effect to the Company's acquisition through a merger of a newly-incorporated special-purpose subsidiary corporation with Saf T Lok Corporation, as set forth in Note
(1) to the financial statements, as if the acquisition had occurred for balance sheet purposes, on December 31, 1995, and, for statement of operation purposes, on January 1, 1994. The pro forma information is not necessarily indicative of the results that would have been reported had such events actually occurred on the dates specified, nor is it indicative of the Company's future results. These unaudited pro forma combined financial statements should be read in conjunction with the Company's consolidated audited financial statements dated December 31, 1995 and notes thereto.



              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                DECEMBER 31, 1995

                       (See Independent Auditor's Report)

                                  Historical Historical Pro Forma
                                   Company   Saf T Lok Adjustments Pro Forma
                                              _________  ________  _________
  _________
ASSETS:
  Cash                               $119,638  $111,686             $231,324
  Marketable Securities             1,861,579 1,861,579
  Securities, available for sale      518,362   518,362
  Other current assets                298,318    16,306              314,624
  Current Assets                    2,797,897   127,992            2,925,889
  Property and Equipment, net of
  accumulated depreciation            408,827   332,242              741,069
  Other long-term assets              234,146    84,488   195,600    514,234
  TOTAL ASSETS                      3,440,870   544,722            4,181,192

LIABILITIES AND STOCKHOLDERS' EQUITY:

  Current liabilities                 168,325   213,783              382,108
  Common stock                      8,089,270   549,826  (23,287)  8,615,809
  Accumulated deficit             (4,816,725) (218,887)   218,887(4,816,725)
  TOTAL LIABILITIES AND
  STOCKHOLDERS' EQUITY             $3,440,870  $544,722           $4,181,192


         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1995

                       (See Independent Auditor's Report)

                                  Historical Historical Pro Forma
                                   Company   Saf T Lok Adjustments Pro Forma

SALES                                 $353,918                      $353,918
COST OF SALES                          153,988                       153,988
                                      --------                     ---------
                                       199,930                       199,930

OPERATING EXPENSES:
  Selling                             187,080   $24,602              211,682
  General and administrative          890,642    58,800              949,442
  Other operating expenses            174,321    54,315    19,560    248,196
  TOTAL OPERATING EXPENSES          1,252,043   137,717            1,409,320

  Loss from operations before
  other (income) expense            1,052,113   137,717            1,209,390

OTHER (INCOME)                       (396,893)         -            (396,893)

OTHER EXPENSE                          605,020     6,460              611,480

NET LOSS                            $1,260,240  $144,177           $1,423,977

NET LOSS PER COMMON SHARE AND
   COMMON SHARE EQUIVALENT              $0.36     $0.06                $0.25

Weighted average common shares
  and common share equivalents
  outstanding                       3,508,799 2,238,688            5,747,487



         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1994

                       (See Independent Auditor's Report)

                                  Historical Historical Pro Forma
                                   Company   Saf T Lok Adjustments Pro Forma

SALES                               $1,880,732         -$1,880,732
COST OF SALES                          832,138         -              832,138
                                     1,048,594         -            1,048,594

OPERATING EXPENSES:
  Selling                           1,149,328     2,317            1,151,645
  General and administrative        1,934,367     4,868            1,939,235
  Other operating expenses            168,522       717    19,560    188,799
  TOTAL OPERATING EXPENSES          3,252,217     7,902            3,279,679

  Loss from operations before other
  (income) expense                  2,203,623     7,902            2,231,085

OTHER (INCOME)                               -  (14,137)             (14,137)

OTHER EXPENSE                           72,539     3,687               76,226

NET LOSS                            $2,276,162  $(2,548)           $2,293,174

NET LOSS PER COMMON SHARE AND
 COMMON SHARE EQUIVALENT                 $0.66     $0.00                $0.40

Weighted average common shares
  and common share equivalents
  outstanding                       3,474,307 2,238,688            5,712,995


                     NOTES TO UNAUDITED PRO FORMA STATEMENTS
                             AS OF DECEMBER 31, 1995

(1) As of February 13, 1996, a newly formed 100% wholly owned subsidiary of the Company, Sphere Enterprises, Inc., was merged with Saf T Lok Corporation, a Florida corporation, with the subsidiary continuing under the name of Saf T Lok Corporation. The merger was achieved by converting each of the outstanding shares of Saf T Lok Corporation into 15.54 shares of the Company, thereby allowing the original shareholders of the Company to own approximately 60% of the combined entity after the merger with a total number of shares outstanding after the merger of approximately 5.6 million shares. The pro forma adjustments reflect the effects of the merger which has been accounted for using the purchase method in accordance with APB Opinion No.
  16. Also, in connection with the merger, the Company issued performance stock options for 1,000,000 shares to Frank Brooks and 600,000 shares to Robert Gilbert at an exercise price of $2 per share. The options will vest if the specific performance standards are reached at a rate of 1/3 annually beginning January 1, 1997.

(2) The adjusted net loss per common share and common share equivalent is based upon the weighted average number of shares of the Company outstanding and the equivalent number of shares that would have been issued to the original shareholders of Saf T Lok Corporation based upon the exchange ratio.

(3) The fair value of the consideration given by the Company to the former shareholders of Saf T Lok Corporation as described above equaled $526,539 for the purposes of the purchase method based on the trading prices of the Company's stock prior to the merger and other pertinent factors. The excess of the consideration value over the net book value of Saf T Lok Corporation before the merger was allocated to the patents capitalized cost thereby increasing the patents by $195,600. The market value of other assets approximated their fair market value. No excess of cost over the book value of Saf T Lok Corporation was allocated to goodwill since the substance of the transaction was primarily concerned with the acquisition of Saf T Lok's product and therefore the patents.




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